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                                                                 Exhibit 1(b)


                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                            THE TOLEDO EDISON COMPANY
                             REGISTRATION AGREEMENT



Morgan Stanley & Co. Incorporated
Citicorp Securities, Inc.
Credit Suisse First Boston
McDonald & Company Securities, Inc.                              June 11, 1997
  c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036







Dear Sirs and Mesdames:

           The Cleveland Electric Illuminating Company, an Ohio corporation, and The Toledo Edison Company, an Ohio corporation (collectively, the "Companies"), propose to issue and sell jointly and severally to Morgan Stanley & Co. Incorporated, CitiCorp Securities, Inc., Credit Suisse First Boston, McDonald & Company Securities, Inc. and the other purchasers identified in Schedule I of the Placement Agreement (defined below) (collectively, the "Purchasers"), on the terms set forth in a placement agreement of even date herewith (the "Placement Agreement"), $220,000,000 principal amount of 7.19% Series A Secured Notes Due 2000, $350,000,000 principal amount of 7.67% Series A Secured Notes Due 2004, and $150,000,000 principal amount of 7.13% Series A Secured Notes Due 2007 (those three tranches of notes, collectively, the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of June 13, 1997 and a First Supplemental Indenture to be dated June 13, 1997 (that Indenture, as supplemented by that First Supplemental Indenture, the "Indenture") between the Company and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").

           As an inducement to the Purchasers to enter into the Placement Agreement and in satisfaction of a condition to your obligations thereunder, the Companies agree with the Purchasers for the benefit of the registered holders of the Notes (including, without limitation, the Purchasers) and the Exchange Notes (as defined below) (collectively, the "Holders"), as follows:


           SECTION 1. REGISTERED EXCHANGE OFFER. The Companies shall use their best efforts to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an offer (the "Registered Exchange Offer") to the Holders of Transfer



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Restricted Notes (as defined in Section 6 hereof) , who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange offer, to issue and deliver to such Holders, in exchange for the Notes of each tranche, a like aggregate principal amount of debt securities (the "Exchange Notes") of the Companies issued under the indenture and identical in all material respects to the Notes of that tranche (including having, with respect to the Secured Notes Due 2007 (as defined in the Placement Agreement), the benefit of the Financial Guaranty Insurance Policy (as defined in the Placement Agreement), but excluding the transfer restrictions relating to the Notes) that would be registered under the Securities Act. The Companies shall use their best efforts to cause that Exchange Offer Registration Statement to become effective under the Securities Act within 150 days after the date of original issue of the Notes and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (that period being called the "Exchange Offer Registration Period").

           If the Companies effect the Registered Exchange offer, the Companies will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof if the Companies have accepted all the Notes validly tendered by the 30th day after that commencement in accordance with the terms of the Registered Exchange Offer.

           Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Companies shall promptly commence the Registered Exchange Offer, it being the objective of the Registered Exchange Offer to enable each Holder of Transfer Restricted Notes electing to exchange those Transfer Restricted Notes for Exchange Notes (assuming that Holder is not an affiliate of either Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of that Holder's business and has no arrangement with any person to participate in the distribution of the Exchange Notes, and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade those Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. In connection with the Registered Exchange Offer, the Companies shall use their best efforts to consummate the Registered Exchange Offer and shall comply with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable laws and regulations in connection with the Registered Exchange Offer.

           The Companies acknowledge that, pursuant to current interpretations by the Commission's staff of section 5 of the

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Securities Act, in the absence of an applicable exemption therefrom, (a) each
Holder that is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and in Annex C hereto and the "Plan of Distribution" section, in connection with a sale of any such Exchange Notes received by that Exchanging Dealer pursuant to the Registered Exchange Offer; and (b) if the Purchasers are permitted to and elect to sell Exchange Notes accrued in exchange for Notes constituting any portion of an unsold allotment, they are required to deliver a prospectus containing the information required by item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with that sale.

           The Companies shall include in the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of
Distribution," reasonably acceptable to the Purchasers, that contains a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by that broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether those positions or policies have been publicly disseminated by the staff of the Commission or those positions or policies, in the reasonable judgment of the Purchasers based on advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission.

           The Companies shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit that prospectus to be lawfully delivered by the Purchasers and all Exchanging Dealers subject to the prospectus delivery requirements of the Securities Act and shall make that prospectus available to the Purchasers and those Exchanging Dealers for such period of time after the consummation of the Registered Exchange offer as those persons must comply with those requirements in order to resell the Exchange Notes, but that period shall not exceed 120 days (unless extended pursuant to Section 3(j) below), and those persons are not authorized by the Companies to deliver and shall not deliver any such prospectus after the expiration of that period in connection with the resales contemplated by this paragraph.

           The Companies shall make available for a period of 120 days after the consummation of the Registered Exchange Offer a copy of the prospectus, and any amendment or supplement thereto, forming part of the Exchange Offer Registration Statement, to any

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broker-dealer for use in connection with any resale of any Exchange Notes. The
Notes and the Exchange Notes are herein collectively called the "Securities."

     In connection with the Registered Exchange Offer, the Companies shall:

          (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

          (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

          (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer remains open; and

          (e) otherwise comply in all material respects with all applicable laws.

     As soon as practicable after the close of the Registered Exchange Offer, the Companies shall:

               (i) accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

               (ii) deliver, or cause to be delivered, to the Trustee for cancellation all the Notes so accepted for exchange; and

               (iii) issue, and cause the Trustee to authenticate and deliver promptly to each Holder of the Notes of any tranche, Exchange Notes of the same tranche, equal in principal amount to the Notes of that tranche of that Holder so accepted for exchange.

           The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

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           Interest on each Exchange Note Issued pursuant to the Registered
Exchange Offer will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on those Notes, from the date of original issue of those Notes.

           Each Holder participating in the Registered Exchange offer will be required to represent to the Companies at the time of the consummation of the Registered Exchange Offer (a) that any Exchange Note received by that Holder will be acquired in the ordinary course of business; (b) that the Holder will have no arrangement or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act; (c) that the Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of either Company or if it is an affiliate, that Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (d) if that Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, any distribution of the Exchange Notes; and (v) if that Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of those Exchange Notes.

           Notwithstanding any other provision hereof, the Companies will ensure that (a) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder; (b) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (c) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to that prospectus, at the time of issuance does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           SECTION 2. SHELF REGISTRATION. If (a) the Companies determine that a Registered Exchange Offer, as contemplated by Section 1 hereof, is not available or may not be consummated as soon as practicable after the last date the Registered Exchange Offer is open because it would violate applicable law or the applicable interpretations of the staff of the Commission; (b) the Registered Exchange Offer is not consummated within 180 days after the date of original issue of the Notes; (c) the Purchasers so request with respect to the Notes not eligible to be exchanged

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for Exchange Notes in the Registered Exchange Offer and held BY them following consummation of the Registered Exchange Offer; or (d) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer, or any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer does not receive freely tradeable Exchange Notes on the date of the exchange for validity tendered (and not withdrawn) Notes:

               (i) The Companies shall use all reasonable efforts to prepare and file, as promptly as practicable, with the Commission and thereafter to cause to be declared effective a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes (as defined below), by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration") , but no Holder (other than the Purchasers) is entitled to have any Securities held by it covered by that Shelf Registration Statement unless that Holder agrees in writing to be bound by all the provisions of this Agreement applicable to that Holder.

               (ii) The Companies shall use all reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, until the earlier of (A) the end of the period referred to in Rule 144(k) under the Securities Act after the original issue date of the Notes expires (or the end of such longer period as may result from an extension pursuant to Section
          3(j) below), and (E) the date on which all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto.

               (iii) Notwithstanding any other provision of this Agreement to the contrary, the Companies shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     SECTION 3. REGISTRATION PROCEDURES. in connection with any Shelf
Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a) The Companies shall (i) furnish to the Purchasers, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall not file any such Registration Statement or amendment thereto or any prospectus or any supplement thereto (including any document that, upon filing, would be incorporated or deemed to be incorporated by reference therein and any amendment to any such document other than documents required to be filed pursuant to the Exchange Act) to which the Purchasers shall reasonably object, except for any Registration Statement or amendment thereto or prospectus or supplement thereto (a copy of which has been previously furnished to the Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Companies has advised the Companies in writing is required to be filed, notwithstanding any such objection, in order to comply with applicable law; (ii) include information substantially to the effect set forth (A) in Annex A hereto on the cover, (B) in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, (C) in Annex C hereto in the "Plan of Distribution" section, of the prospectus forming a part of the Exchange Offer Registration Statement, and (D) include the information set forth in Annex D hereto in the Letter of Transmittal delivered in connection with the Registered Exchange Offer; (iii) to the extent required by law or interpretation of the staff of the Commission, if requested by the Purchasers, include the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; and (iv) to the extent required by law or interpretation of the staff of the Commission, in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

          (b) The Companies shall notify promptly the Purchasers, the Holders and any Participating Broker-Dealer from whom the Companies have received prior written notice stating that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and, if requested by the

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Purchasers, the Holders or any such Participating Broker-Dealer, confirm such notice in writing:

               (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post effective amendment thereto has become effective;

               (ii) of any request BY the Commission for an amendment or supplement to the Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

               (iv) of the receipt by either Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

               (iv) of the happening of any event that requires the Companies to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (vi) of any determination by the Companies that a post-effective amendment to a Registration Statement would be appropriate.


      (c) The Companies shall make every reasonable effort to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement and shall provide prompt written notice to the Purchasers and each Holder of the withdrawal of any such order.

      (d) The Companies shall furnish to each Holder of Securities included in the Shelf Registration, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless a Holder so requests in writing).

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      (e) The Companies shall deliver to the Purchasers, and to any other
Holder that so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless the Purchasers or any such Holder so request in writing).

      (f) The Companies shall deliver to each Holder of Securities included in the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as that Holder may reasonably request. The Companies consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by, and as contemplated by, the prospectus, or any amendment or supplement thereto, Concluded in the Shelf Registration Statement.

      (g) The Companies shall deliver to each Purchaser, any Participating Broker-Dealer and any Exchanging Dealer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as that person or entity may reasonably request, during a period not exceeding 120 days following the consummation of the Registered Exchange Offer. The Companies consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Purchasers, if necessary, any Participating Broker-Dealer and any Exchanging Dealer and such other persons as may be required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement, but no such person or entity is authorized by the Companies to deliver and no such person or entity shall deliver any such prospectus after the expiration of the period referred to in the immediately preceding sentence, in connection with any resale contemplated by this paragraph.

      (h) Prior to any public offering of Securities pursuant to any Registration Statement, the Companies shall use their best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such state of the United



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States as any Holder of the Securities reasonably requests in writing and shall do any and all other acts or things necessary or advisable to enable that Holder to offer and sell in such jurisdictions the Securities covered by that Registration Statement owned by that Holder, but the Companies are not required to (i) qualify generally or as foreign corporations to do business in any jurisdiction where they are not then so qualified or (ii) take any action which would subject them to general service of process or to taxation in any jurisdiction where they are not then so subject.

      (i) The Companies shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legend and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the Holders may request at least two business days prior to closing of any sale of the Securities pursuant to such Shelf Registration Statement.

      (j) If any event contemplated by paragraphs (ii) through (vi) of Section 3(b) above occurs during the period in which the Companies are required to maintain an effective Registration Statement, the Companies shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Companies notify the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (vi) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Purchasers, the Holders of the Securities and any such Participating Broker-Dealer shall suspend use of that prospectus until the Companies have amended or supplemented the prospectus to correct that misstatement or omission, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of that notice to and including the date when the Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received that amended or supplemented prospectus pursuant to this Section 3(j), but the minimum time period before the Companies are



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entitled to close the Registered Exchange Offer will be extended only to the extent required by the Commission Each Purchaser, Holder and Participating Broker-Dealer agrees that on receipt of any such notice from the Companies it will not distribute copies of the prospectus that are the subject of that notice and will retain those copies in its files.

      (k) Not later than the effective date of the applicable Registration Statement, the Companies will obtain a CUSIP number for each tranche of the Transfer Restricted Notes or the Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Notes or the Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

      (1) The Companies will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange offer or the Shelf Registration and will make generally available to their security holders (or otherwise provide in accordance with section 11(a) of the Securities Act) an earnings statement satisfying the provisions of section 11(a) of the Securities Act, no later than 45 days after the end of the 12-month period (or 90 days, if that period is a fiscal year) that begins with the first month of the Companies' first fiscal quarter commencing after the effective date of the Registration Statement, which statement will cover that 12-month period.

      (m) The Companies shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and to contain any changes that are necessary for that qualification. If that qualification would require the appointment of a new trustee under the Indenture, the Companies shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

      (n) The Companies may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Companies such information regarding that Holder and the distribution of the Securities as the Companies may from time to time reasonably request for inclusion in the Shelf Registration Statement, and the Companies may exclude from that registration the Securities of any Holder that unreasonably fails to furnish that information within a reasonable time after receiving that request.

      (o) In the case of any Shelf Registration, the Companies shall enter into such customary agreements (including, if requested, an underwriting agreement in


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customary form) and take all such other action, if any, as the Holders of a majority of the Securities being sold shall reasonably request in order to facilitate the disposition of the Securities pursuant to that Shelf Registration.

     (p) in the case of any Shelf Registration, the Companies shall make available for Inspection by a representative of the Holders of Securities being sold, their counsel and an accountant retained by those Holders, in a manner designed to permit underwriters to satisfy their due diligence investigation under the Securities Act, all financial and other records, pertinent corporate documents and properties of the Companies customarily inspected by underwriters in primary underwritten offerings and shall cause the officers, directors and employees of the Companies and their subsidiaries to supply all information reasonably requested by, and customarily supplied in connection with primary underwritten offerings to, any such representative, attorney or accountant in connection with that but any records, information or documents that designated by the Companies as confidential at delivery thereof shall be kept confidential by persons, unless (i) those records, information are in the public domain or otherwise publicly (ii) disclosure of those records, information or documents is required by a court or administrative order; or (iii) disclosure of those records, information or documents, in the written opinion of counsel to those persons, is otherwise required by law (including, without limitation, pursuant to the Securities Act).

      (q) In the case of any Shelf Registration, the Companies, if requested by any Holder of Securities covered thereby, shall (i) cause their counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to the selling Holder and the managing underwriters, if any, covering matters customarily covered in opinions requested in underwritten offerings; (ii) cause their officers to execute and deliver such documents and certificates and updates thereof as may be reasonably requested by any underwriter of the applicable Securities, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Companies made pursuant to, and to evidence compliance with any customary conditions contained in, an underwriting agreement; and (ii) cause their independent public accountants to provide to the selling Holders of the applicable Securities (and any underwriter therefor) a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as


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

     contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

          (r) If a Registered Exchange offer is to be consummated, upon delivery of the Notes by Holders to the Companies (or to any other Person designated by the Companies) in exchange for the Exchange Notes, the Companies shall mark, or caused to be marked, on the Notes so exchanged that those Notes are being canceled in exchange for the Exchange Notes, and in no event shall the Notes be marked as paid or otherwise satisfied.

          (s) The Companies shall use their best efforts to cause the Securities covered by a Registration Statement to be rated by two nationally recognized statistical rating organizations (as that term is defined in Rule 436(g)(2) under the Securities Act) if so requested by Holders of a majority in aggregate principal amount of the Securities covered by that Registration Statement, or by the managing underwriters, if any.

          (t) If any broker-dealer registered under the Exchange Act underwrites any Securities or participates as a member of an underwriting syndicate or selling group or "assists in the distribution" (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of those Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Companies shall assist such broker-dealer in complying with the requirements of those Rules and By-Laws, including by
     (i) if those Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to those Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by that Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the of underwriters provided in Section 5 hereof; and (iii) providing such information to that broker-dealer as may be required in order for that broker-dealer to comply with the requirements of the Conduct Rules of the NASD.

           SECTION 4. REGISTRATION EXPENSES. The Companies shall pay all fees and expenses incident to the performance of or compliance with this Agreement by the Companies including, without limitation, (a) all Commission, stock exchange or NASD registration and filing fees; (b) all fees and expenses incurred in connection with compliance with. state securities or Blue Sky laws (including reasonable fees and disbursements of counsel for any underwriters or holders in connection with Blue Sky qualification of any of the Securities); (c) all out of pocket expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any prospectus, any amendment or supplement to either thereof, any underwriting agreement, securities sales agreement or other document relating to the performance of and compliance with this Agreement; (d) all rating agency fees; and (e) the fees and disbursements of counsel for the Companies and, in the event of a Shelf Registration, the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Securities covered thereby and of the independent public accountants of the Companies, including the expense of any special audit or "cold comfort" letter required by or incident to that performance and compliance, but excluding fees and expenses of counsel to the underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Securities by a Holder.

           SECTION 5. INDEMNIFICATION. (a) The Companies agree to indemnify and hold harmless each Holder of Securities, any Participating Broker-Dealer, and each person, if any, who controls that Holder or Participating Broker-Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, that Holder or Participating Broker-Dealer, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus (as amended or supplemented if the Companies shall have furnished any amendment or supplement thereto), or caused by any omission or alleged emission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based on information relating to that Holder or Participating Broker-Dealer furnished to the Companies in writing by that Holder or Participating Broker-Dealer expressly for use therein, but the foregoing indemnity with respect to any preliminary prospectus will not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling or affiliated with that Holder or Participating Broker-Dealer, is a copy of the final prospectus (as then amended or supplemented if the Companies shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of that Holder or Participating Broker-Dealer to that person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to that person, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to that loss, claim, damage or liability.

     (b) Each Participating Broker-Dealer and Holder of Securities, severally and not jointly, agrees to indemnify and hold harmless the Companies, other selling Holders and Participating Broker-Dealers, directors of the Companies, the officers of the Companies who sign a Registration Statement and each person, if any, who controls either Company or any selling Holder or Participating Broker-Dealer, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Companies to that Holder or Participating Broker-Dealer, but only with reference to information relating to that Holder furnished to the Companies in writing by that Holder or Participating Broker-Dealer expressly for use in a Registration Statement, any preliminary prospectus, prospectus or any amendment or supplement to any thereof.

           (c) If any proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, that person (the "indemnified party") shall promptly notify the person against whom that indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in that proceeding and shall pay the fees and expenses of that counsel related to that proceeding. In any such proceeding, any indemnified party may retain its own counsel, but the fees and expenses of that counsel will be at the expense of that indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of that counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate because of actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. If an indemnified party includes (x) the Purchasers or such controlling persons of the Purchasers, that firm will be designated in writing by Morgan Stanley & Co. Incorporated; or (y) Holders of Securities (other than the Purchasers) or controlling persons of those Holders, that firm will be designated in writing by the Holders of a majority in aggregate principal amount of those Securities. In all other cases, that firm will be designated by the Companies. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with that consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnity the indemnified party from and against any loss or Liability by reason of that settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party has requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) that settlement is entered into more than 90 days after receipt by the indemnifying party of the aforesaid request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with that request prior to the date of that settlement. No indemnifying party may, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by that indemnified party, unless that settlement includes an unconditional release of that indemnified party from all liability on claims that are the subject matter of that proceeding.

           (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under that paragraph, in lieu of indemnifying that indemnified party thereunder, shall contribute to the amount paid or payable by that indemnified party as a result of those losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in those losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or by that Holder, Participating Broker-Dealer or other party and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent that statement or omission. The Holders, and Participating Broker-Dealers' respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective amount of Notes they have purchased, not joint.

        (e) The Companies, each Participating Broker-Dealer and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) of this Section 5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in subsection (d) above is deemed to include, subject to the limitations set forth, above, any legal or other expenses reasonably incurred by that indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the Provisions of this
Section 5, no Holder of Securities is required to contribute any amount in excess of the amount by which the total price at which the Securities were sold by that Holder pursuant to a Registration Statement exceeds the amount of any damages that Holder has otherwise been required to pay by reason of that untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (f) The indemnity and contribution provisions contained in this
Section 5 will remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Holder or Participating Broker-Dealer or any person controlling that Holder or Participating Broker-Dealer or by or on behalf of either Company, its officers or directors or any person controlling either Company; and (iii) the sale of the Securities. The remedies provided for in this Section 5 are not exclusive and do not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           SECTION 6. ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES.
(a) Additional interest (the "Additional Interest") with respect to the Securities will be assessed as follows if any of the following events occurs (each event identified in clause (i), (ii) or (iii) below, a "Failure to Register):

          (i) If by the 150th day after the date of the original issue of the Notes (that date of issue, the "Closing Date"), neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the Commission,

          (ii) If by the 180th day after the Closing Date, the Registered Exchange Offer is not consummated and, if required in lieu thereof, the Shelf Registration Statement is not declared effective by the Commission; or

          (iii) If, after the 180th day after the Closing Date, and after either the Exchange Offer Registration

    Statement or the Shelf Registration Statement is declared effective,
    (A) that Registration Statement thereafter ceases to be effective prior to completion of the Exchange Offer or the sale of all the Transfer Restricted Notes registered pursuant to the Shelf Registration Statement, as the case may be; or (B) that Registration Statement or the related prospectus ceases to be usable in connection with resales of transfer Restricted Notes during the periods specified in this Agreement (except as permitted in paragraph
    (b) of this Section 6) because either (1) any event occurs as a result of which the related prospectus forming part of that Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend that Registration Statement, or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

           Additional Interest shall accrue on the Notes of each tranche over and above the interest set forth in the title of the Notes of that tranche from and including the date on which any such Failure to Register shall occur to but excluding the date on which all such Failures to Register have been cured, at a rate of 0.50% per annum.

           (b) A Failure to Register referred to in Section 6(a)(iii) is deemed not to be continuing in relation to a Registration Statement or the related prospectus if (i) that Failure to Register has occurred solely as a result of (x) the filing of a post-effective amendment to that Registration Statement to incorporate annual audited financial information with respect to the Companies, when such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) the occurrence of other material events or developments with respect to the Companies or their Affiliates that would need to be described in that Registration Statement or the related prospectus, and (ii) in the case of clause
(y), the Companies are proceeding promptly and in good faith to amend or supplement that Registration Statement and related prospectus to describe those events or, in the case of material developments that the Companies determine in good faith must remain confidential for business reasons, the Companies are proceeding promptly and in good faith to take such steps as are necessary so that those developments need no longer remain confidential, but in any case, if any Failure to Register (including any referred to in clause (x) or (y), above) continues for a Period in excess of 45 days, Additional Interest will be payable in accordance with the above paragraph from the day following the last day of that 45-day period until the date on which that Failure to Register is cured.

           (c) Any Additional Interest payable will be payable on the regular interest payment dates with respect to the Notes, in the same manner as the manner in which regular interest is payable. The amount of Additional Interest for any period will be determined by multiplying the applicable Additional Interest rate by the principal amount of the applicable Notes, multiplied by a fraction, the numerator of which is the number of days that Additional Interest rate was applicable during that period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

           (d) "Transfer Restricted Note" means each Security until (i) the date on which that Security has been exchanged by a person other than a broker-dealer for a freely transferrable Exchange Note in the Registered Exchange Offer; (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Transfer Restricted Note for an Exchange Note, the date on which that Exchange
Note is sold to a purchaser who receives from that broker-dealer on or prior to the date of that sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which that Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which that Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

           SECTION 7. RULES 144 AND 144A. The Companies shall use their best efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Companies are not required to file those reports, they will, upon the request of any Holder of Transfer Restricted Notes, make publicly available other information so long as is necessary to permit sales of Securities pursuant to Rules 144 and 144A. The Companies covenant that they wall take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required from time to time to enable that Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon request by a Purchaser, the Companies will provide a copy of this Agreement to prospective purchasers of Notes identified to the Companies by that Purchaser. Upon the request of any Holder of Transfer Restricted Notes, the Companies shall deliver to that Holder a written statement as to whether it has complied with those requirements. Notwithstanding the foregoing, nothing in this Section 7 requires either Company to register any of its securities under the Exchange Act.

           SECTION 8. Underwritten Registrations. If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in that offering, but the Managing Underwriters must be reasonably satisfactory to the Companies.

           No person may participate in any underwritten registration hereunder unless that person (a) agrees to sell that person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve those arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of those underwriting arrangements.

           SECTION 9. MISCELLANEOUS. (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Companies and the written consent of the Holders of a majority in principal amount of the Securities affected thereby.

           (b) NOTICES. ALL notices and other communications provided for or permitted hereunder must be given in writing by hand-delivery, first-class mail, facsimile transmission, or air courier that guarantees overnight delivery:

          (i) if to a Holder of Securities, at the most current address given by that Holder to the Companies in accordance with this Section 9(b) , which address initially is, with respect to each Holder, the address of that Holder to which confirmation of the sale of the Notes to that Holder was first sent by the Purchasers, with a copy in like manner to you as follows:

                    Morgan Stanley & Co. Incorporated
                    1585 Broadway
                    New York, NY 10036
                    Facsimile:     (212) 761-0359
                    Attention:     Managing Director, Syndicate
with a copy to:

           Baker & Hostetler LLP
           3200 National City Center
           1900 East 9th Street
           Cleveland, Ohio 44114-3485
           Facsimile:    (216) 696-0740
           Attention:    Robert A. Weible

(2) if to the Companies, at the following address:

           Centerior Energy
           6200 Oak Tree Boulevard
           Independence, Ohio 44131
           Facsimile:      (216) 447-3100
           Attention:      Terrence G. Linnert

with a copy to:

          Squire, Sanders & Dempsey, L.L.P.
          4900 Key Tower
          127 Public Square
          Cleveland, Ohio 44114-1304
          Facsimile:      (216) 479-8793
          Attention:      Gordon S. Kaiser

           All such notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

           (c) NO INCONSISTENT AGREEMENTS. Neither Company has, as of the date hereof, entered into, nor may either Company, on or after the date hereof, enter into, any agreement with respect to the Securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with this Agreement.

           (d) SUCCESSORS AND ASSIGNS. This Agreement is binding on the Companies and their successors and assigns.

           (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will constitute an original and all of which taken together constitute one and the same agreement.

           (f) GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY, AND IS TO BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

           (h) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein is not affected or impaired thereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           (i) SECURITIES HELD BY THE COMPANIES. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Companies or their affiliates will not be counted in determining whether that consent or approval was given by the Holders of that required percentage.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Companies a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchasers and the Companies in accordance with its terms.



                                        Very truly yours,

                                        THE CLEVELAND ELECTRIC
                                             ILLUMINATING COMPANY and



                                        THE TOLEDO EDISON COMPANY


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:                   of each
                                                 ------------------


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Citicorp Securities, Inc.
Credit Suisse First Boston
McDonald & Company Securities, Inc.

  Acting severally on behalf of
      themselves and the several Purchasers

      BY MORGAN STANLEY & CO. INCORPORATED

      By:
         ------------------------------------
         Name:
         Title:

           (i) SECURITIES HELD BY THE COMPANIES. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Companies or their affiliates will not be counted in determining whether that consent or approval was given by the Holders of that required percentage.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Companies a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchasers and the Companies in accordance with its terms.



                                             Very truly yours,

                                             THE CLEVELAND ELECTRIC
                                                 ILLUMINATING COMPANY and



                                             THE TOLEDO EDISON COMPANY

                                             BY:
                                                -------------------------------
                                                Name:
                                                Title:                of each
                                                      ----------------


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Citicorp Securities, Inc.
Credit Suisse First Boston
McDonald & Company Securities, Inc.



Acting severally on behalf of
themselves and the several Purchasers

          By MORGAIN STANLEY, INCORPORATED

             By:
                --------------------------------
                 Name:
                 Title:

                                                                         ANNEX A


        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer wi11 not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 120 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                                                       ANNEX B

      Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, that were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

           Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes when those Existing Notes were acquired as a result of market making activities or other trading activities. The Companies have agreed that, for a period of 120 days after the consummation of the Exchange Offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________________, 199_, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

           The Companies will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by any broker-dealer for its own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of those methods of resale, at market prices prevailing at the time of resale or at prices related to those prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of those Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 120 days after the Expiration Date the Companies will promptly send additional copies of this Prospectus, and any amendment or supplement to this Prospectus, to any broker-dealer that requests those documents in the Letter of Transmittal. The Companies have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any broker or dealer and will indemnify the Holders of the Securities (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.


---------------------------

      */ In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

                                                                         ANNEX D



[]

     CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENT OR SUPPLEMENT THERETO.



     Name:
     Address:



If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange
Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.